                                  EXHIBIT 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                          36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

  ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS             60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                        THE MAY DEPARTMENT STORES COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

  DELAWARE                                                43-1104396
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


  611 OLIVE STREET
  ST. LOUIS, MISSOURI                                     63101-1799
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                          GUARANTEE OF DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


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                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 21st day of January, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                           John R. Prendiville
                           Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF US WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333- 51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                         January 21, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

                In connection with the qualification of a guarantee agreement between The May Department Stores Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                    By      /s/ John R. Prendiville
                                            John R. Prendiville
                                            Vice President

                                    EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago
ST-BK:                     17-1630 FFIEC 031
Call Date:                 09/30/98
Address:                   One First National Plaza, Ste 0460         Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                          DOLLAR AMOUNTS IN THOUSANDS   C400
                                                                                                                        ----
                                                                                            RCFD    BIL MIL THOU
                                                                                            ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                  RCFD
                                                                                            ----
    a. Noninterest-bearing balances and currency and coin(1)                                0081      4,898,646         1.a
    b. Interest-bearing balances(2)                                                         0071      4,612,143         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                            1754              0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                         1773      9,817,318         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                                  1350      6,071,229         3.
4.   Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                              RCFD
       RC-C)                                                                                2122     26,327,215         4.a
    b. LESS: Allowance for loan and lease losses                                            3123        412,850         4.b
    c. LESS: Allocated transfer risk reserve                                                3128              0         4.c
    d. Loans and leases, net of unearned income, allowance, and  reserve                    RCFD
       (item 4.a minus 4.b and 4.c)                                                         2125     25,914,365         4.d
5.   Trading assets (from Schedule RD-D)                                                    3545      6,924,064         5.
6.   Premises and fixed assets (including capitalized leases)                               2145        731,747         6.
7.  Other real estate owned (from Schedule RC-M)                                            2150          6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                          2130        153,385         8.
9.  Customers' liability to this bank on acceptances outstanding                            2155        352,324         9.
10. Intangible assets (from Schedule RC-M)                                                  2143        295,823        10.
11. Other assets (from Schedule RC-F)                                                       2160      2,193,803        11.
12. Total assets (sum of items 1 through 11)                                                2170     61,971,271        12.



(1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading.




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Legal Title of Bank:      The First National Bank of Chicago
ST-BK:                    17-1630 FFIEC 031
Call Date:                09/30/98
Address:                  One First National Plaza, Ste 0460
City, State  Zip:         Chicago, IL  60670                           Page RC-2
FDIC Certificate No.:     0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                          DOLLAR AMOUNTS IN
                                                                                          THOUSANDS
                                                                                          ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C  from Schedule                 RCON
       RC-E, part 1)                                                                        ----
       (1) Noninterest-bearing(1)                                                           2200     20,965,124        13.a
       (2) Interest-bearing                                                                 6631      9,191,662        13.a1
                                                                                            6636       11,773,4        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and  IBFs (from                 RCFN
       Schedule RC-E, part II)                                                              2200     15,912,956        13.b
       (1) Noninterest bearing                                                              6631        475,182        13.b1
       (2) Interest-bearing                                                                 6636     15,437,774        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                        RCFD 2800   4,245,925        14.
15. a. Demand notes issued to the U.S. Treasury                                           RCON 2840     359,381        15.a
 Trading Liabilities(from Schedule RC-D)                                                  RCFD 3548   5,614,049        15.b

16. Other borrowed money:                                                                   RCFD
                                                                                            ----
    a. With original maturity of one year or less                                           2332      4,603,402        16.a
    b. With original  maturity of more than one year                                        A547        328,001        16.b
    c. With original maturity of more than three years                                      A548        324,984        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920        352,324        18.
19. Subordinated notes and debentures                                                       3200      2,400,000        19.
20. Other liabilities (from Schedule RC-G)                                                  2930      1,833,935        20.
21. Total liabilities (sum of items 13 through 20)                                          2948     56,940,081        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                           3838             0         23.
24. Common stock                                                                            3230        200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                                3839      3,192,857        25.
26. a. Undivided profits and capital reserves                                               3632      1,614,511        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                           8434         27,815        26.b
27. Cumulative foreign currency translation adjustments                                     3284         (4,851)       27.
28. Total equity capital (sum of items 23 through 27)                                       3210      5,031,190        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                                   3300     61,971,271        29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external auditors as of date during 1996 . . .                      RCFD 6724       N/A          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. = Directors' examination of the bank performed by other external auditors(may be required by state chartering authority)
5 =  Review of the bank's financial statements by external
      auditors
6 =  Compilation of the bank's financial statements by
      external auditors
7 =  Other audit procedures (excluding tax
      preparation work)
8 =  No external audit work


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---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.